United States Securities and Exchange Commission
                           Washington, D.C.  20549

                                  FORM 8-K
            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 15, 1999
                              (January 8, 1999)


                        Commission file number 1-5558


                            Katy Industries, Inc.
           (Exact name of registrant as specified in its charter)
            Delaware                             75-1277589
    (State of Incorporation)          (IRS Employer Identification Number)


          6300 S. Syracuse #300, Englewood, Colorado         80111
           (Address of Principal Executive Offices)       (Zip Code)


      Registrant's telephone number, including area code: (303) 290-9300







                       Item 2.  Acquisition of Assets

        On January 8, 1999, Katy Industries, Inc. ("Katy" or the "Company") purchased all of the common membership interest (the "Common Interest") in Contico International, L.L.C., a Delaware limited liability company
(the "LLC"), the successor to the janitorial, consumer products and industrial packaging businesses (collectively, the "Business") of Contico International, Inc. ("Contico"). Contico had previously contributed substantially all of the assets and certain of the liabilities of the Business to the LLC and entered into leases with the LLC for certain real property used in the Business and retained by Contico. The purchase price for the Common Interest was $132,100,000, subject to possible reduction based on a closing date balance sheet to be prepared on a post-closing basis. The payment of the purchase price on the closing date was financed under Katy's credit agreement, agented by Bank of America. Contico has retained a preferred membership interest in the LLC (the "Preferred Interest"), having a stated value of $32,900,000, which yields an 8% annual return on its stated value while outstanding. Pursuant to a Members Agreement between Katy and Contico (now known as Newcastle Industries, Inc.), at certain times beginning on January 8, 2001, or upon the occurrence of certain events, all or a portion of the Preferred Interest is exchangeable for shares of Katy common stock at a price of $21 per share (for an aggregate of 1,567,000 shares).

        The LLC, based in St Louis, Missouri, manufactures and distributes consumer storage, home and automotive products, as well as janitorial and food service equipment and supplies, with annual sales of approximately $220,000,000. The assets of the LLC include accounts receivable, inventory, machinery and equipment and certain land and buildings. The Company intends for the LLC to continue the Business and to utilize its assets in substantially the same manner in which it was conducted and they were utilized prior to the acquisition.

        Prior to the purchase, there was no material relationship between Contico or the LLC and Katy, or any of their respective affiliates, directors, or officers or, to the knowledge of Katy, any associate of any such director or officer. In connection with the purchase, Lester Miller, the founder of Contico, was appointed a member of Katy's Board of Directors on Friday, January 8, 1999.

                 Item 7.  Financial Statements and Exhibits

        It is impracticable at this time for the Company to provide the financial statements required to be filed with this Form 8-K. The Company intends to file such required financial statements not later than March 23, 1999.

        The Contribution Agreement, Unit Purchase Agreement, and Members Agreement are filed as Exhibit 2(a), Exhibit 2(b) and Exhibit 2(c), respectively.








                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Katy Industries, Inc.
                                                 (Registrant)

                                      By  /s/ John R. Prann, Jr.
                                              John R. Prann, Jr.
                                            Chief Executive Officer

Date         January 15, 1999